UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	34-0-26512	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 8-20 East Broadway, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

In connection with the end of the contractual term of employment of John M. Lummis disclosed in Item 5.02 of this Current Report on Form 8-K, RenaissanceRe Holdings Ltd. (the ‘‘Company’’) entered into a letter agreement with Mr. Lummis dated June 30, 2006, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously announced, on June 30, 2006, the contractual term of employment expired of Mr. John M. Lummis, formerly the Company’s Executive Vice President, Chief Financial Officer and Chief Operating Officer. Mr. Fred R. Donner, most recently the Senior Audit Partner and National Insurance Practice Leader of KMPG LLP, is succeeding Mr. Lummis as Executive Vice President and Chief Financial Officer. The information required by this Item 5.02 was previously disclosed in the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 26, 2006, and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(c)    Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description
10.1	Letter Agreement, dated June 30, 2006, by and between RenaissanceRe Holdings Ltd. and John M. Lummis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date: July 5, 2006	By:	/s/ Stephen H. Weinstein
Name: Stephen H. Weinstein Title: General Counsel, Corporate Secretary & Chief Compliance Officer

INDEX TO EXHIBITS

Exhibit #	Description
10.1	Letter Agreement, dated June 30, 2006, by and between RenaissanceRe Holdings Ltd. and John M. Lummis